UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2012

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Amendment and Restatement of the 2008 Cash Incentive Plan

On June 4, 2012, at the annual meeting of stockholders (the “Annual Meeting”) of Crocs, Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement of the Crocs, Inc. 2008 Cash Incentive Plan (the “Plan”) to, among other things, allow payments under the Plan to qualify for deductibility for federal income tax purposes. The amendment and restatement of the Plan became effective immediately upon stockholder approval at the Annual Meeting.

The summary of the Plan included herein is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Jeffrey Margolis as a Director

On June 5, 2012, Jeffrey H. Margolis was appointed to serve as a director of the Company. Mr. Margolis will serve on the Board’s Audit Committee and IT Steering Committee.

Mr. Margolis, age 49, currently serves as Executive Chairman of the Board of WellTok, Inc., a healthcare consumer engagement and social media company, and on several private company boards. From October 1999 to July 2010, he served as Chairman of the Board and Chief Executive Officer of The TriZetto Group, Inc., a healthcare information technology company, and from August 2010 to October 2011, he continued to serve as Chairman of the Board of The TriZetto Group, Inc.

As compensation for his service on the Board, Mr. Margolis will receive the Company’s standard compensation for non-employee directors. There are no understandings or arrangements between Mr. Margolis and any other person pursuant to which he was selected as a director.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 4, 2012 in Boulder, Colorado. The results of the matters submitted to a vote of the stockholders at the meeting were as follows:

(a) The nominees for election as Class I directors to serve until the annual meeting of stockholders to be held in 2015 and thereafter until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald L. Frasch	69,779,243	1,227,645	12,491,684
W. Stephen Cannon	69,747,751	1,259,137	12,491,684

(b) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
81,000,051	2,472,268	26,253

(c) The proposal to approve the amendment and restatement of the Company’s 2008 Cash Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
68,150,950	2,813,016	42,922	12,491,684

(d) The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
70,690,249	277,684	38,955	12,491,684

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Crocs, Inc. 2008 Cash Incentive Plan (As Amended and Restated)
99.1	Press release dated June 7, 2012 regarding the appointment of Jeffrey Margolis to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 7, 2012	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President-Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Crocs, Inc. 2008 Cash Incentive Plan (As Amended and Restated)
99.1	Press release dated June 7, 2012 regarding the appointment of Jeffrey Margolis to the Board of Directors